Exhibit 10.11

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

FUNKO ACQUISITION HOLDINGS, L.L.C.

OPTION AGREEMENT

NAME	GRANT DATE	EXPIRATION DATE		NUMBER OF UNITS	EXERCISE PRICE PER UNIT
___________	_______	_______, ____	[1]	_______	$	_______

The Grantee named above has been granted an Option to purchase Units of Funko Acquisition Holdings, L.L.C. (the “Company”) on the terms and subject to the conditions described below, in accordance with the Funko Acquisition Holdings, L.L.C. Option Plan (the “Plan”). Capitalized terms that are used but not defined herein shall have the respective meanings accorded to such terms in the Plan. The Company and Grantee agree as follows:

1.	Nature and Size of Option Grant.

The Company grants to Grantee the right to purchase, in the aggregate, the number of Units shown above at the Exercise Price Per Unit shown above. The Option is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Code. The granting of the Option shall impose no obligation on Grantee to exercise such Option.

The parties agree that the Exercise Price Per Unit is not less than the Fair Market Value of a Unit of the Company as of the date of grant of this Option, as such Fair Market Value and date of grant would be determined under Code Section 409A so as to exempt this Option from that statute. The Company shall not be responsible, or liable to Grantee, for any tax and other consequences if the Option is determined to be subject to Code Section 409A and not in compliance with that statute.

2.	Limitations on Exercise of Option.

Except as provided in the Plan or in this Option Agreement, and unless the Board establishes otherwise, Grantee is entitled to purchase, in whole or in part, not more than the vested portion of the total number of Units shown above, determined according to the vesting schedule shown below:

Date	Percent of Option Exercisable
[Closing Date]	[100	]%

[1]	To be the expiration date of the existing Option Agreements prior to the rollover.

3.	Termination of Service.

The Option shall terminate immediately upon Grantee’s termination of Continuous Service to the extent that it is then unvested and shall be exercisable after the Grantee’s termination of Continuous Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

(a) Disability. If Grantee’s Continuous Service terminates because of his or her Disability, the Option, to the extent unexercised and exercisable for vested Units on the date on which the Grantee’s Continuous Service terminated, may be exercised by the Grantee (or the Grantee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which Grantee’s Continuous Service terminated, but in any event no later than the Expiration Date.

(b) Death. If the Grantee’s Continuous Service terminates because of the death of Grantee, the Option, to the extent unexercised and exercisable for vested Units on the date on which Grantee’s Continuous Service terminated, may be exercised by Grantee’s legal representative or other person who acquired the right to exercise the Option by reason of the Grantee’s death at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s Continuous Service terminated, but in any event no later than the Expiration Date. The Grantee’s Continuous Service shall be deemed to have terminated on account of death if the Grantee dies within three (3) months after the Grantee’s termination of Continuous Service.

(c) Termination for Cause. Notwithstanding any other provision of this Option Agreement, if the Grantee’s Continuous Service is terminated for Cause, the entire Option (both vested and unvested portions) shall terminate and cease to be exercisable immediately upon such termination of Continuous Service.

(d) Other Termination of Service. If Grantee’s Continuous Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested Units on the date on which Grantee’s Continuous Service terminated, may be exercised by Grantee at any time prior to the expiration of three (3) months after the date on which the Grantee’s Continuous Service terminated, but in any event no later than the Expiration Date.

(e) Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of the Option within the applicable time periods set forth in this Section is prevented by Applicable Laws, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such Applicable Laws or (b) the end of the applicable time period under this Section, but in any event no later than the Expiration Date. Nothing contained herein shall limit Company’s rights to terminate the employment or engagement of Grantee at any time for any reason.

4.	Method of Exercising Option.

Grantee may exercise the Option in accordance with the terms hereof by providing to Company a written notice (the “Exercise Notice”) in the form attached hereto as Exhibit A, specifying the number of vested Units to be purchased and the purchase date, which shall be not less than five (5) nor more than ten (10) days after giving the Exercise Notice unless otherwise agreed to by the Company. On the purchase date, Grantee shall provide to the Company: (i) payment in full of the Exercise Price Per Unit for the Units being acquired through the methods permitted by the Plan (except in the event of a Net Exercise); (ii) execution of a joinder to the Company’s LLC Agreement in the form specified therein; and (iii) any other matters (including income tax withholding arrangements) required in accordance with this Option Agreement and the Plan. This Option will be considered exercised with respect to the number of Units Grantee desires to purchase on the date that Company receives all of the foregoing.

Grantee shall not acquire any rights or privileges as a Unit holder or Member of the Company for any Units issuable upon the exercise of this Option until such Units have been duly issued by the Company. The Company shall have the right to delay the issue or delivery of any Units to be delivered hereunder until (i) the completion of such registration or qualification of such Units under federal or state law, ruling or regulation as Company deems to be necessary or advisable; (ii) completion of tax withholding or payment arrangements satisfactory to the Company, in accordance with Section 9 below; (iii) receipt from Grantee of such documents and information as Company deems necessary or appropriate in connection with such registration or qualification or the issuance of Units hereunder; and (iv) execution and delivery by Grantee of a written joinder to the Company’s LLC Agreement. In the event of Grantee’s death, the Option may be exercised by the representative, administrator or other representative of Grantee’s estate, or the person to whom this Option shall pass by will or beneficiary designation. Any certificate or other evidence of Unit ownership following exercise of this Option may be marked with an appropriate legend giving notice of any transferability, repurchase rights, restrictions and conditions imposed by law, by the Company’s LLC Agreement or by any other agreement among the members of the Company.

5.	Prohibition Against Transfer, Pledge and Attachment.

This Option, and the rights and privileges conferred by it, is personal to Grantee and may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and during Grantee’s lifetime shall be exercisable only by Grantee. Grantee may transfer this Option, and the rights and privileges conferred by it, upon Grantee’s death, either by will or under the laws of descent and distribution, or by beneficiary designation made in such form and subject to such limitation as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee. All such persons shall be subject to all of the terms and conditions of this Agreement to the same extent as would Grantee if still alive. This Option, and the rights and privileges conferred by it, may not be subjected to execution, attachment or similar process.

6.	Repurchase of Acquired Units.

The Company has the right to repurchase outstanding Options (and Units acquired by exercise of an Option) held by Grantee upon termination of the Grantee’s Continuous Service with the Company for any reason. The Company shall have ninety (90) days after the termination of the Grantee’s Continuous Status to give notice of intent to exercise or assign its repurchase rights with respect to all or part of the outstanding Option. The repurchase shall take place at the Company’s principal executive office within sixty (60) days after such notice. The repurchase price for Units acquired by exercise of an Option shall be the Unit Fair Market Value. The repurchase price for outstanding vested but unexercised Options shall be the Fair Market Value of the underlying Unit reduced by the Exercise Price for the Option as set forth in the Option Agreement. Portions of an outstanding Option may be cancelled in lieu of being repurchased, due to termination of employment for Cause, breach of a restrictive covenant or other negative circumstance. Fair Market Value shall be determined, for purposes of repurchase rights, by the Board in its sole discretion, but shall not be less than the Company’s book value for the Units involved absent clear evidence to the contrary. Payment may be made by a promissory note or in cash, at the Company’s discretion. The provisions of this Section 6 are supplemental to, and not in lieu of, any rights to repurchase Units or any other security held by Company pursuant to the LLC Agreement.

Example: Grantee has an Option to purchase 1,000 Units. Grantee terminates service 36 months after the grant date. As of date of Grantee’s termination of Continuous Service to the Company, Grantee had exercised the Option to acquire 750 of the 1,000 Units (because 75% became exercisable after 36 months). Grantee may therefore be required at the Company’s election to resell to the Company the 750 Acquired Units and receive payment equal to the Fair Market Value attributable to those Acquired Units. The remaining 250 Units that had not yet vested will be cancelled and forfeited on the date of the termination of Continuous Service because the Option expires.

7.	Notices.

Any notice to be given to Company under the terms of this Option Agreement shall be addressed to the attention of the Company’s Board, at its principal place of business, and any notice to be given to Grantee may be sent to Grantee’s address as it appears in the payroll records of the Company, or at such other addresses as either party may designate in writing to the other.

8.	Taxes.

(a) The Grantee shall, no later than the date of exercising the Option pay to the Company, make arrangements satisfactory to the Board for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Acquired Units, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind, including from Grantee’s payroll, otherwise due to Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Acquired Units.

(b) Tax consequences on the Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Units (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Grantee. The Grantee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters.

9.	Miscellaneous.

(a) Rights as an Employee. If Grantee is an Employee, Grantee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between Company and the Grantee, Grantee’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Grantee any right to Continuous Service of the Company or interfere in any way with any right of the Company to terminate the Grantee’s Continuous Service as an Employee at any time.

(b) No Limit on Other Compensation Arrangements. Nothing contained in this Option Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) Severability. If any provision of this Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Option Agreement or the grant of an Option under any Applicable Law, such provision shall be construed or deemed amended to conform to Applicable Law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Option Agreement and the grant of the Option hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Option Agreement and the Option shall remain in full force and effect).

(d) No Trust or Fund Created. Other than as set forth in the Plan, neither this Option Agreement nor the grant of the Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Grantee or any other person. To the extent that the Grantee or any other person acquires a right to receive payments from the Company pursuant to this Option Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Governing Law. This Option Agreement, the rights and obligations of the Company and Grantee, and any claims or disputes relating hereto or thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

(f) Interpretation. The Grantee accepts the Option subject to all the terms and provisions of this Option Agreement and the terms and conditions of the Plan.

(g) Headings. Headings are given to the paragraphs and subparagraphs of this Option Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Option Agreement or any provision thereof.

(h) Complete Agreement. Except as otherwise provided for herein, this Option Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

[Signature page follows]

IN WITNESS WHEREOF, the Company and Grantee have executed this Option Agreement as of the grant date shown above.

FUNKO ACQUISITION HOLDINGS, L.L.C.

By:
Name:
Title:

GRANTEE:

Name:

[Provision for Community Property Jurisdiction]

CONSENT

I, the undersigned spouse of                                                   hereby acknowledge that I have read the foregoing Option Agreement and that I understand its contents. I am aware that the Option Agreement provides for the repurchase of my spouse’s Units under certain circumstances and imposes other restrictions on the transfer of such Units. I agree that my spouse’s interest in the Units is subject to this Option Agreement and any interest I may have in such Units will be irrevocably bound by this Option Agreement and further that my community property interest, if any, will be similarly bound by this Option Agreement.

I am aware that the legal, financial and other matters contained in this Option Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Option Agreement that I will waive such right.

Date:

Witness	Spouse

[Provision for Separate Property Jurisdiction]

CONFIRMATION

I, the undersigned spouse of                                                   hereby acknowledge that I have read the foregoing Option Agreement and that I understand its contents. I am aware that the Option Agreement provides for the repurchase of my spouse’s Units under certain circumstances and imposes other restrictions on the transfer of such Units. I hereby acknowledge and confirm that such Units are the sole and separate property of my spouse, and I hereby disclaim any interest in same.

I am aware that the legal, financial and other matters contained in this Option Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Option Agreement that I will waive such right.

Date:

Witness	Spouse

Exhibit A

NOTICE OF EXERCISE

PLEASE TAKE NOTICE that, pursuant to the Option Agreement, with a Grant Date of                      (the “Option”), between Funko Acquisition Holdings, L.L.C. (the “Company”) and                      (the “Grantee”), the Grantee hereby ELECTS TO EXERCISE the Option of the Grantee to purchase Units of the Company as follows:

Number of Units to be purchased:
Exercise Price per Unit:	$
Total Purchase Price:	$
Date of Purchase:

On the Date of Purchase, Grantee shall deliver to the Company: (i) a check payable in immediately available funds to the Company in the amount of the Total Purchase Price or such other method of payment of the Total Purchase Price as is in accordance with the Plan and Option (including Net Exercise if approved by the Company), (ii) a signed joinder to the Company’s LLC Agreement, and (iii) such other materials as required for proper exercise of the Option.

Grantee Representations: As a condition of the exercise memorialized in this notice, the Grantee represents and warrants to the Company as follows:

(a)	I understand and acknowledge that this exercise of my Option is subject to all of the terms and conditions of the Plan, the Option Agreement and the Company’s LLC Agreement, specifically including (i) the restrictions imposed by the LLC Agreement on any transfer of Units purchased by me and (ii) the provisions of the Plan giving the Company a right to repurchase the Units if I have a termination of Continuous Service, as defined in the Plan. I further understand that any certificate evidencing the Units I am acquiring will be imprinted with a legend along the lines of the following:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE LLC AGREEMENT OF FUNKO HOLDINGS LLC, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY BY ANY PERSON WITH A LEGITIMATE INTEREST THEREIN.

(b)	I have been furnished a current copy of the LLC Agreement. I understand and acknowledge that I will have no rights as a Member of the Company with respect to this acquisition of Units until (i) if I am not already an owner of Units in the Company, I have exercised a counterpart signature page to the LLC Agreement and (ii) the Units to be purchased by me have been recorded on the Company’s official membership records as having been issued or transferred to me pursuant to my exercise of my Option.

(c)	I understand and agree that the Company may require me to pay to the Company or make arrangements for payment of amounts equal to taxes required to be withheld by the Company attributable to my exercise of my Option. I acknowledge and agree that I am liable and responsible, and that the Company is not liable or responsible in any way, for any and all tax consequences to me relating to the exercise of my Option.

(d)	I am sufficiently aware of the Company’s business affairs and financial condition, and the Company has furnished to me all financial and other information relating to the Company as I have deemed necessary to make an informed decision to exercise my Option and purchase the Units.

(e)	I am purchasing the Units for my own account for investment purposes only, and not with a view to, or for sale in connection with, a distribution of any of the Units.

(f)	I understand and acknowledge that the exercise of my right to purchase the Units, and my later transfer of any of the Units (to the extent permitted under the LLC Agreement), is expressly conditioned upon compliance with all applicable federal securities laws and all applicable state securities laws; and I agree to cooperate with the Company to ensure such compliance.

(g)	I have reviewed and considered, and understand the significance and the reasons for my being provided with, the summaries of federal securities law requirements and restrictions set forth below in this Exercise Notice; and acknowledge that I have had sufficient opportunity to review and become familiar with the underlying securities law provisions referenced in such summaries of securities law requirements and restrictions and as may be applicable to my purchase of the Units.

Securities Law Requirements and Restrictions.

(a)	The Units have not been registered under the Securities Act of 1933 (“Securities Act”), in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of investment intent expressed by purchaser.

(b)	The Units must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Company is under no obligation to register the Units. In addition, any certificate evidencing the Units will be imprinted with a legend which prohibits the transfer of the Units unless they are registered or such registration is not required in the opinion of counsel for the Company, along the lines of the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Dated:

Printed name:

Social Security No. or FEIN: